EXHIBIT 10.155


                            ASSET PURCHASE AGREEMENT


                   Dated as of April 30, 2005, by and between

                                   INSYNQ, INC
                              a Nevada corporation,

                                       and

                                  APTUS, CORP.
                              a Nevada corporation


                                TABLE OF CONTENTS


ASSET PURCHASE AGREEMENT.......................................................1

   RECITALS....................................................................1
   AGREEMENT...................................................................1

ARTICLE I......................................................................1

   DEFINITIONS.................................................................1
   SALE AND PURCHASE OF ASSETS.................................................4
         2.1   Purchase and Sale of Assets.....................................4
         2.2   Assumption of Liabilities.......................................4
         2.3   Purchase Price..................................................4
         2.4   The Closing.....................................................4
         2.5   Deliveries at the Closing.......................................4

ARTICLE III....................................................................5

   REPRESENTATIONS AND WARRANTIES OF APTUS.....................................5
         3.1   Existence; Good Standing; Corporate Authority;
               Compliance with Law.............................................5
         3.2   Authorization, Validity and Effect of Agreements................5
         3.3   No Violation....................................................6
         3.4   Financial Statements............................................6
         3.5   Absence of Undisclosed Liabilities..............................6
         3.6   Absence of Certain Changes or Events............................7
         3.7   No Contracts, Etc...............................................8
         3.8   Litigation......................................................9
         3.9   Authorization...................................................9
         3.10  Taxes..........................................................10
         3.11  Proprietary Rights.............................................10
         3.12  ERISA..........................................................10
         3.13  Fees...........................................................10
         3.14  Books and Records..............................................11
         3.15  Disclosure.....................................................11

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ARTICLE IV....................................................................11

         4.1   Operations.....................................................11
         4.2   Meeting of Stockholders; Compliance with Nevada Corporate Law..12
         4.3   No Change......................................................12
         4.4   Access; Confidential Information...............................13
         4.5   Obtain Consents................................................13
         4.6   Exclusivity....................................................13

ARTICLE V.....................................................................14

   INTERIM OPERATING COVENANTS OF INSYNQ......................................14
         5.1   Operations.....................................................14
         5.2   Compliance with Nevada Corporate Law...........................14
         5.3   Obtain Consents................................................15

ARTICLE VI....................................................................15

   ADDITIONAL COVENANTS OF THE PARTIES........................................15
         6.1   Filings; Other Action..........................................15
         6.2   Further Action.................................................15
         6.3   Expenses.......................................................16
         6.4   Brokers and Finders Fees.......................................16
         6.5   Notices of Certain Events......................................16
         6.6   Completion of Due Diligence....................................16
         6.7   Preparation of Schedules and Exhibits..........................16

ARTICLE VII...................................................................17

   CONDITIONS TO CLOSING......................................................17
         7.1   Conditions to Each Party's Obligations.........................17
         7.2   Conditions to Obligation of Aptus to Effect this Agreement.....18
         7.3   Conditions to Obligation of Insynq to Effect this Agreement....19

ARTICLE VIII..................................................................20

   TERMINATION................................................................20
         8.1   Termination by Mutual Consent..................................20
         8.2   Termination by Either Party....................................20
         8.3   Effect of Termination and Abandonment..........................20
         8.4   Extension; Waiver..............................................21

ARTICLE IX....................................................................21

   GENERAL PROVISIONS.........................................................21
         9.1   Notices........................................................21
         9.2   Assignment, Binding Effect.....................................22
         9.3   Entire Agreement...............................................22
         9.4   Amendment......................................................22
         9.5   Subsequent Actions.............................................22

         9.6   Governing Law..................................................23
         9.7   Counterparts...................................................23
         9.8   Headings.......................................................23
         9.9   Interpretation.................................................23
         9.10  Waivers........................................................23
         9.11  Attorneys' Fees................................................23
         9.12  Survival.......................................................24
         9.13  Incorporation of Exhibits......................................24
         9.14  Severability...................................................24
         9.15  Enforcement of Agreement.......................................24
         9.16  Consent........................................................24

EXHIBIT A.....................................................................27

EXHIBIT B.....................................................................28

         Schedule 3.1  Existence: Good Standing; Corporate Authority;
                       Compliance with Law....................................29
         Schedule 3.3  No Violation...........................................29
         Schedule 3.5  Absence of Undisclosed Liabilities.....................29
         Schedule 3.6  Absence of Certain Changes or Events...................29

SCHEDULE 3.7   NO CONTRACTS, ETC..............................................35

         3.7(b)...............................................................35
         3.7(c)...............................................................35
         3.7(d)...............................................................35
         3.7(e)...............................................................35
         3.7(f)...............................................................35
         3.7(g)...............................................................35
         3.7(h)...............................................................36

SCHEDULE 3.8   LITIGATION.....................................................36

SCHEDULE 3.11  PROPRIETARY RIGHTS.............................................36

SCHEDULE 3.13  FEES...........................................................36

SCHEDULE 3.14  BOOKS AND RECORDS..............................................36

EXHIBIT 8.2(D)................................................................37

EXHIBIT 8.3(D)................................................................38

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of April 30, 2005, among Insynq, Inc. ("Insynq" or "Buyer"), a Nevada corporation, and Aptus, Corp., a Nevada corporation ("Aptus"), upon the following terms and conditions:

                                    RECITALS

      A. Insynq is corporation whose common shares are quoted on the Nasdaq Electronic Bulletin Board under the symbol "INSN.OB."

      B. Aptus is a privately held corporation that owns certain proprietary technology and other property and assets, and related trade names, and trademarks, which are used in the operation of Aptus' business.

      C. This Agreement provides for the sale by Aptus, and the purchase by Insynq, of those assets listed on Schedule "A", in consideration for $328,381.15, which all of the terms and conditions as hereinafter set forth and further provides for the rescission of the Master Licensing Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises and of the provisions, representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the parties agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

      "Acquired Assets" means all right, title, and interest in and to the assets of Aptus, listed on Schedule "A", including: a) all of the Intellectual Property, and goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (c) agreements, contracts, indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder, (d (e) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment associated therewith, (f) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies associated therewith, (g) books, records, ledgers, files, documents, correspondence, lists, plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials associated therewith, provided, however, that the Acquired Assets shall not include: (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Aptus as a corporation or (ii) any of the rights of Aptus under this Agreement (or under any side agreement between Aptus on the one hand and Insynq on the other hand entered into on or after the date of this Agreement).

      "Act" means the Securities Act of 1933.

      "Assumed Liabilities" means (a) those liabilities of Aptus set specifically forth on Schedule "B" attached hereto, pertaining to the Acquired Assets, (b) all obligations of Aptus under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-cash benefits that another party will furnish to it after the Closing.

      "Closing" has the meaning set forth in Section 2.4 below.

      "Closing Date" has the meaning set forth in Section 2.4 below.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "Financial Statement" has the meaning set forth in Section 3.4 below.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Governmental Permits" means any permits and/or license issued by any federal, state, local, or foreign government to Insynq or Aptus, as applicable, which, without such permit or license, would result in a Material Adverse Effect.

      "Intellectual Property" means (a) all inventions (whether patentable or un-patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (h) all copies and tangible embodiments thereof (in whatever form or medium).


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

      "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

      "Material Adverse Effect" means a material adverse change in the business, properties, financial condition, results of operations, or prospects of either Aptus or Insynq, as applicable, taken as a whole.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      "Party" has the meaning set forth in the preface above.

      "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Proprietary Rights" means the rights to (i) Intellectual Property; (ii) contracts or agreements granting any right, title, license or privilege under the Intellectual Property rights of any third party; and (iii) all other proprietary information.

      "SEC" means the United States Securities and Exchange Commission.

      "Tax" (or "Taxes") means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest penalty, or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


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

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS

      2.1   Purchase and Sale of Assets.

On and subject to the terms and conditions of this Agreement, Insynq agrees to purchase from Aptus, and Aptus agrees to sell, transfer, convey, and deliver to Insynq, all of the Acquired Assets at the Closing for the consideration specified below in this Article 2.

      2.2   Assumption of Liabilities.

On and subject to the terms and conditions of this Agreement, Insynq agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Insynq will not assume or have any responsibility, however, with respect to any other obligation or Liability of Aptus not expressly included within the definition of Assumed Liabilities.

      2.3   Purchase Price.

The aggregate purchase price for the Acquired Assets shall consist of the following: (a) in the amount of $328,381.15 and (b) the issuance of a credit memo by Insynq to Aptus, in the amount of $328,381.15 indicating full payment of Aptus' entire indebtedness to Insynq as of the date hereof.

      2.4   The Closing.

The closing of the transaction contemplated by this Agreement (the "Closing"), shall take place at the offices of Aptus, 1127 Broadway Plaza, Tacoma, Nevada, 98402 on or before June 1, 2005, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no earlier than May 1, 2005

      2.5   Deliveries at the Closing.

At the Closing, (i) Aptus will deliver to Insynq the various certificates, instruments, and documents referred to in Section 8.2 below; (ii) Insynq will deliver to Aptus the various certificates, instruments, and documents referred to in Section 9.3 below; (iii) Aptus will execute, acknowledge (if appropriate),


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

and deliver to Insynq: (A) assignments (including real property and Intellectual Property transfer documents) in the forms attached hereto as Exhibit "A"; and
(B) such other instruments of sale, transfer, conveyance, and assignment as Insynq and its counsel reasonably may request; and (iv) Insynq will execute, acknowledge (if appropriate), and deliver to Aptus: (A) an assumption in the form attached hereto as Exhibit "B"; and (B) such other instruments of assumption as Aptus and its counsel reasonably may request.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF APTUS

      Aptus represents and warrants to Insynq as of the date of this Agreement as follows:

      3.1   Existence; Good Standing; Corporate Authority; Compliance with Law.

            (a) Aptus is a corporation duly incorporated, validly existing, and in good standing (including tax good standing) under the laws of the State of Nevada. Aptus is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of the jurisdictions listed in Schedule 3.1, which list contains all jurisdictions in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, in each case except as would not, individually or in the aggregate, reasonably be expected to have an adverse effect (as defined in subparagraph (c) below).

            (b) Aptus has all requisite corporate power and authority to own, operate, and lease the Acquired Assets and carry on its business as presently conducted.

            (c) The sale of the Acquired Assets by Aptus is not in violation of any law, ordinance, governmental rule or regulation nor is the sale of the Acquired Assets in violation of any order, judgment, or decree of any court, governmental authority, or arbitration board or tribunal.

      3.2   Authorization, Validity and Effect of Agreements.

            (a)   Aptus  has the  requisite  corporate  power and  authority  to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Aptus of the transactions contemplated hereby has been duly authorized by all requisite corporate action of Aptus. This Agreement has been duly executed and delivered by Aptus and, assuming the due authorization, execution and delivery by Insynq, constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute valid and legally binding obligations of Aptus, enforceable against Aptus in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws relating to creditors' rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, other injunctive relief or other equitable remedies and an implied covenant of good faith and fair dealing.


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

            (b) The necessary and affirmative vote of the holders of the issued and outstanding shares of Aptus Stock present in person or by proxy at a duly convened and held meeting of the stockholders of Aptus to approve the sale of Aptus Assets pursuant to the terms hereof has been obtained.

      3.3   No Violation.

Neither the execution or delivery by Aptus of this Agreement and all agreements or documents contemplated therein nor the consummation by Aptus of the transactions contemplated therein, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Aptus; (ii) except as set forth in Schedule 3.3, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the Acquired Assets, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan agreement, deed of trust, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Aptus is a party, or by which Aptus or any of its properties is bound or affected; (iii) violate any law, statute, rule, regulation, judgment, or decree applicable to Aptus; or (iv) require any consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority.

      3.4   Financial Statements.

The audited balance sheet ("Aptus Balance Sheet") and statement of operations as of and for the 12 (twelve) months ended December 2003, audited by De Joya & Company, attached to Schedule 3.4, are prepared in accordance with GAAP consistently applied throughout the periods involved except as otherwise set forth therein and present fairly the financial condition of Aptus as of such date and the results of operations of Aptus for the year 9 (nine)months then ended, except that such financial statements are subject to normal adjustments that are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP.

      3.5   Absence of Undisclosed Liabilities.

Except as and to the extent reflected or reserved against in Aptus Balance Sheet or set forth in Schedule 3.5, at the date of Aptus Balance Sheet, Aptus did not have any obligation or liability of any kind whatsoever (whether accrued,


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

absolute, contingent, unliquidated, civil, criminal, or otherwise and whether due or to become due), whether or not any such liability or obligation would have been required to be disclosed on a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, could have a Material Adverse Effect on Aptus.

      3.6   Absence of Certain Changes or Events.

            (a) Except as set forth on Schedule 3.6, since December 31, 2004, no event or events have occurred, which individually or in the aggregate have had an Aptus Material Adverse Effect, and there exists no condition or contingency that could reasonably be expected to result in an Aptus Material Adverse Effect.

            (b) Since the date of Aptus Balance Sheet and except as set forth in Schedule 3.6, Aptus has not:

                  (i) declared, set aside, paid, or made any dividend or other distribution on or in respect of any shares of its capital stock or directly or indirectly redeemed, retired, purchased, or otherwise acquired any such shares or any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to purchase or otherwise acquire the same;

                  (ii)  made any amendments to its Articles of  Incorporation or
Bylaws:

                  (iii) made any change in the number of shares of its capital stock authorized, issued, or outstanding or authorized, issued, granted, or made any option, warrant, conversion privilege, preemptive right, or other right or agreement to acquire the same or any other securities convertible into or evidencing the right to acquire the same;

                  (iv) incurred any indebtedness or borrowed money other than as set forth in Schedule 3.7(b)(iv); which borrowings shall not exceed $5,000 in the aggregate;

                  (v) incurred any obligation or liability (contingent or otherwise), outside the Ordinary Course of Business;

                  (vi)  discharged or satisfied any lien or  encumbrance or paid any obligations or liability (fixed or contingent) other than current liabilities paid to unrelated parties, wages paid to officers and employees and director's fees paid to directors, each in the Ordinary Course of Business;

                  (vii) mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any of its respective properties or assets (tangible or intangible) except liens for current property taxes not yet due and payable;

                  (viii) sold, assigned, leased, transferred or otherwise disposed of, or agreed to sell, assign, lease, transfer or otherwise dispose of, any of its tangible assets other than sales of inventory in the Ordinary Course of Business;


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

                  (ix)  entered into any transaction, contract, or commitment;

                  (x)   made  any  capital   expenditures   or  any   commitment
therefore in excess of $1,000 in the aggregate except as consented to by Insynq;

                  (xi) adopted or made any change in any executive compensation plan, bonus plan, incentive compensation plan, deferred compensation agreement, or other employee benefit plan or arrangement;

                  (xii) entered into any employment or consulting agreement or arrangement, or granted or paid any bonus, or made or granted any general wage or salary increase or any specific increase in the wages or salary of any employee;

                  (xiii) suffered any casualty loss or damage, whether or not such loss or damage shall have been covered by insurance;

                  (xiv) canceled or compromised any debt or claim except for adjustments made in the Ordinary Course of Business that, in the aggregate, are not material, or waived or released any rights that are material;

                  (xv)  terminated,   amended,  or  modified  any  agreement  or
instrument described in Schedule 3.7;

                  (xvi) entered into any transaction with any stockholder, officer, director, or key employee of Insynq or any affiliate of any such person other than the payment of wages and salaries and other benefits under employee benefit plans in existence prior to December 31, 2005;

                  (xvii) made any loans or advances to, guaranties for the benefit of, or investments in, any person;

                  (xviii) made cash charitable contributions;

                  (xix) merged  or   consolidated   with,  or  acquired  all  or
substantially all of the assets, capital stock, or business of any other person;

                  (xx) introduced any material change with respect to its method of accounting or accounting practice by Aptus; or

                  (xxi) agreed or committed to do any of the things described in this Section 3.6.

      3.7   No Contracts, Etc.

Except as set forth in Schedule 3.7, Aptus is not a party to or liable under any of the following:


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

            (a)   any lease of real property;

            (b)   any lease of personal property;

            (c)   any contract for any intellectual property rights, if any;

            (d) any employment and consulting agreements covering any employee of, or consultant to, Aptus;

            (e) any deferred compensation agreements, employee stock option plans, group life, hospitalization or disability insurance, severance policies and other plans and arrangements providing benefits for employees of Aptus;

            (f)   any bank accounts and safe deposit boxes of Aptus;

            (g) any loan agreements, credit agreements, indentures, and other documents or instruments relating to the borrowing of money by Aptus and all promissory notes and other evidences of indebtedness of Aptus, including without limitation, all such documents and instruments relating to or evidencing any stockholder loans to Aptus; and

            (h) any guaranties of obligations of Aptus under all loan agreements, leases, and other documents and instruments to which Aptus is a party or by which it is bound, by any officer or director of Aptus or any affiliate of any of the foregoing.

      3.8   Litigation.

Except as set forth in Schedule 3.8, to the knowledge of Aptus, there are no claims, actions, suits, investigations, or proceedings (public or private) pending against or affecting Aptus or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity. To the knowledge of Aptus, there are no claims, actions, suits, investigations, or proceedings (public or private) threatened against or affecting Aptus or any of its properties or assets, at law or in equity, before or by any federal, state, municipal, or other governmental or non-governmental department, commission, board, bureau, agency, court, or other instrumentality, or arbitrator or by any private person or entity, except for any of the foregoing which would not, individually or in the aggregate, reasonably be expected to have an Aptus Material Adverse Effect.

      3.9   Authorization.

Other than the approval of the stockholders and directors of Aptus, the execution, delivery and performance by Aptus of this Agreement and the consummation by Aptus of the transactions contemplated hereby require no consents of any party and no action by or in respect of, or filing with, any governmental body, agency, official or authority.

      3.10  Taxes.

All Tax Returns required to be filed by Aptus have been timely filed and are true, correct, and complete in all material respects, and all Taxes payable pursuant thereto have been timely paid or appropriate extensions have been filed for such periods. No deficiency or adjustment in respect of any Taxes that was assessed against Aptus remains unpaid and no such claim or assessment is pending or, to the knowledge of Aptus, threatened. Aptus has made all withholding of Taxes required to be made under all applicable federal, state, and local tax regulations and such withholdings have either been paid on a timely basis to the respective governmental agencies or set side in accounts for such purpose or accrued, reserved against and entered upon the books of Aptus. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or tax liability of Aptus, and there is no proposed liability for any Taxes for which there is not an adequate reserve reflected on the Aptus Balance Sheet. Aptus has not filed any consent with the Internal Revenue Service described in Section 341(f) of the Code.

      3.11  Proprietary Rights.

Except as set forth on Schedule 3.11(a): to Aptus' knowledge, Aptus has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of third parties, (ii) Aptus (and its employees with responsibility for Proprietary Rights matters) has not received any written charge, complaint, claims, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Aptus must license or refrain from using any Proprietary Rights of any third party), (iii) to Aptus's knowledge, there is no basis for any as-yet unasserted charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Aptus must license or refrain from using any Proprietary Rights of any third party), or (iv) to Aptus's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of Aptus.

      3.12  ERISA.

Aptus does not contribute to and is not obligated to contribute to, and has never maintained or contributed to or been obligated to contribute to, (i) any Multiple Employer Plan, (ii) any a Multiple Employer Plan or (iii) any other incentive or retirement plan, including but not limited to a pension plan.

      3.13  Fees.

Except as set forth in Schedule 3.13 there are no claims for legal, accounting, financial advisory, or investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Aptus.

      3.14  Books and Records.

Except as set forth in Schedule 3.14 the financial books, records, and work papers of Aptus are complete and correct in all material respects, have been maintained in accordance with good business practice and accurately reflect the bases for the consolidated financial condition and results of operations of Aptus set forth in the financial statements referred to in Section 3.4 hereof.

      3.15  Disclosure.

No representation or warranty by Aptus in this Agreement and no statement contained in any document, certificate, or other writing prepared by Aptus or its representatives and furnished by Aptus to Insynq pursuant to the provisions hereof, affirmatively misstates a material fact or omits a material fact necessary for such document, certificate, or writing to be, in good faith, accurately and completely responsive in all material respects to the purpose identified by Aptus to Insynq for which such information was furnished by Aptus to Insynq.


                                   ARTICLE IV

                      INTERIM OPERATING COVENANTS OF APTUS

      4.1   Operations.

Between the date of this Agreement and the Closing, Aptus will:

            (a) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of Aptus;

            (b) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

            (c) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of Aptus's business operations, whether or not such approval would expire before or after the Closing; and

            (d) advise Insynq promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

      4.2   Meeting of Stockholders; Compliance with Nevada Corporate Law.

Aptus will take all action necessary in accordance with applicable law and their respective charter documents to obtain requisite shareholder approval of this Agreement and the transactions contemplated hereby, and to otherwise comply in all respects with Nevada Corporate Law in connection with the transactions contemplated by this Agreement.

      4.3   No Change.

Between the date of this Agreement and the Closing, Aptus will not, without the prior written consent of Insynq, or except as described in this Agreement:

            (a) authorize, issue, transfer, distribute, or register any of its securities;

            (b) declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

            (c) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except in the Ordinary Course of Business;

            (d) change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

            (e)   create,  assume or  otherwise  permit  the  imposition  of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

            (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the Ordinary Course of Business;

            (g) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

            (h)   waive any material rights or claims;

            (i)   amend  or  terminate  any  material   agreement  or  any  site
assessment, permit, license or other right;

            (j) enter into any other transaction outside the Ordinary Course of its Business or prohibited hereunder;

            (k) take any action or suffer or permit any event to occur that would cause any representation or warranty in this Agreement to become untrue as of the Closing; or

            (l) take or permit any action which would have an adverse effect on Insynq.

      4.4   Access; Confidential Information.

Between the date of this Agreement and the Closing, Aptus will afford to the officers and authorized representatives of Insynq, including, without limitation, its counsel, independent auditors and investment bankers, access to the facilities, plants, corporate properties and other properties, books and records of Aptus and will furnish Insynq with such additional financial and operating data and other information as to the business and properties of Aptus as Insynq may from time to time reasonably request. Aptus will cooperate with Insynq, its representatives and counsel in the preparation of any documents or other material, which may be required by any governmental agency. Except as necessary to comply with the terms of this Agreement, the rules and regulations of the Nasdaq Electronic Bulletin Board and the SEC, Insynq will cause all information obtained from Aptus in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which Insynq may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to Aptus. Aptus covenants and agrees not to disclose to any third persons other than its accountants, brokers, bankers, investment advisers or legal counsel any of the specific terms or provisions of this Agreement (including financial terms) prior to or after the date hereof without the prior written consent of Insynq.

      4.5   Obtain Consents.

Promptly after the execution of this Agreement, Aptus shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by Aptus to consummate the transactions contemplated by this Agreement.

      4.6   Exclusivity.

Aptus agrees that it will not (and will use their best efforts to cause Aptus's directors, officers, agents, representatives, and affiliates, and any other person acting on their behalf not to) enter into any contract or agreement that has as a purpose a business combination or merger, an issuance or sale of debt or equity of Aptus (including the capital stock), a sale of a substantial portion of the assets of Aptus, or a transaction comparable to or similar to this Agreement (any of the foregoing, a "Competing Transaction"). Aptus will promptly notify Insynq if it receives any offer, inquiry or proposal with respect to a Competing Transaction and the details thereof, and keep Insynq informed with respect to each such offer, inquiry or proposal. Aptus will provide Insynq with copies of all such offers, inquiries or proposals, which are in writing.

                                    ARTICLE V

                      INTERIM OPERATING COVENANTS OF INSYNQ

      5.1   Operations.

Between the date of this Agreement and the Closing, each of Insynq will:

            (a) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of Insynq, including, without limitation, the SEC and Nasdaq Bulletin Board;

            (b) maintain material compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

            (c) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of Insynq's business operations, whether or not such approval would expire before or after the Closing Date; and

            (d) advise Aptus promptly in writing of any material change in any document or Schedule, including without limitation any Schedule, Exhibit or other information delivered pursuant to this Agreement.

      5.2   Compliance with Nevada Corporate Law.

Insynq will take all action necessary in accordance with applicable law and their respective charter documents to obtain requisite approval of this Agreement and the transactions contemplated hereby, and to otherwise comply in all respects with Nevada Corporate Law in connection with the transactions contemplated by this Agreement.

      5.3   Obtain Consents.

Promptly after the execution of this Agreement, Insynq shall make all filings and take all steps reasonably necessary to obtain all approvals and consents required to be obtained by Insynq to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VI

                       ADDITIONAL COVENANTS OF THE PARTIES

      6.1   Filings; Other Action

Subject to the terms and conditions herein provided, Aptus and Insynq shall cause any appropriate other party to: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing with, and which consents, approvals, permits, or authorizations are required to be obtained prior to the Closing from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits, or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper, or appropriate to consummate and make effective the transactions contemplated by this Agreement.

      6.2   Further Action.

Each party hereto shall, subject to the fulfillment at or before the Closing of each of the conditions set forth herein or the waiver thereof, directly or by or through its officers or directors, perform such further acts and execute such documents whether before or after the Closing as may be reasonably required to effect this Agreement. In addition, subject to the limitations set forth in this Agreement, and unless specifically prohibited by applicable law, each party will use its best efforts to cause all of the conditions to Closing set forth in this Agreement that are within its control to be satisfied prior to the Closing Date and will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement or that would cause any representation, warranty, or covenant made by it in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Closing.

      6.3   Expenses.

If this Agreement is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      6.4   Brokers and Finders Fees.

Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

      6.5   Notices of Certain Events.

Each party shall promptly notify the other party hereto of:

            (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement.

      6.6   Completion of Due Diligence.

Each party acknowledges that this Agreement is being executed prior to the completion of necessary due diligence and prior to the preparation and review of the appropriate Schedules and Exhibits. Each party shall grant the other and each of their officers, attorneys, accountants and advisors, complete and unfiltered access to all information, documentation and personnel of the other. Each party shall conduct such diligence within 10 days of the date of this Agreement unless such party notifies the other parties in to the Agreement that they require further time and information to complete their investigations to their satisfaction, including information contained or in Schedules or Exhibits to this Agreement.

      6.7   Preparation of Schedules and Exhibits.

Each party to this Agreement shall prepare and attach all necessary Schedules and Exhibits after the execution of this Agreement, but no later than the Closing Date, which information shall be true and correct as of the Closing Date, unless otherwise specified therein.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

      7.1   Conditions to Each Party's Obligations.

      The respective obligation of each party to effect the transactions contemplated thereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of Aptus and of Insynq.

            (b) No party to this Agreement shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted or order reversed.

            (c) No material action, suit, proceeding, or investigation involving either party shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of Insynq Stock to be issued in connection with this transaction shall have been received.

            (d) All consents, authorizations, orders, and approvals of (or filings or registrations with) any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of this Agreement shall have been obtained or made, except for filings required to be filed after the Closing Date.

            (e) No action, suit, or proceeding shall be pending or threatened by or before any court or governmental body in which an unfavorable judgment, order, or decree would prevent any of the transactions contemplated hereby or cause any such transaction to be declared unlawful or rescinded or that could reasonably be expected to cause an Aptus Material Adverse Effect or a Material Adverse Effect.

            (f) All documents and instruments to be delivered by the parties in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the parties and their respective counsel, and the parties shall have received such other documents and instruments as they may reasonably request in connection therewith.

            (g) Each party to this Agreement shall have completed to its satisfaction, due diligence investigation on the other, its shareholders, its business and operations, financial condition, outstanding liabilities, business prospects and other material information.

            (h) Each party to this Agreement shall have provided the information necessary to complete the Schedules and Exhibits to this Agreement and the Schedules and Exhibits must be completed and the information contained therein must be satisfactory to each party to this Agreement, in each such party's sole discretion.

            (i) This Agreement shall be modified and amended to reflect changes, provisions, terms and conditions agreed upon by the parties hereto prior to the Closing.

            (j) None of these transactions contemplated hereby shall have been enjoined by the court or by any federal or state governmental branch, agency, commission or regulatory authority and not suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

            (k) Insynq shall continue to be listed and shall not have received any notice of impending delisting or suspension from the Nasdaq Electronic Bulletin Board.

      7.2   Conditions to Obligation of Aptus to Effect this Agreement.

      The obligation of Aptus to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) Insynq shall have performed or be in compliance in all respects with agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of Insynq contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Aptus shall have received a certificate of the President of Insynq, dated the Closing Date, certifying to such effect.

            (b) There shall have been delivered to Aptus certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Nevada, with respect to the incorporation, subsistence, and good legal standing of Insynq.

            (c) All approvals and all consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained and delivered to Aptus.

            (d) There shall have been delivered to Aptus certificates, dated as of the Closing Date, of the President and Secretary, respectively, of Insynq as set forth as Exhibit 8.2(d), (i) to the effect that the Articles of Incorporation of Insynq have not been amended since the date of this Agreement,
(ii) attaching a true and complete copy of the Bylaws of Insynq as in effect on the Closing Date, (iii) attaching a true and complete copy of the resolutions of the Board of Directors of Insynq approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby; and (iv) to the effect that each of the provisions of Section 8.2(a) are true and correct as of the Closing Date.

            (e) There shall have been delivered to Aptus certificates, dated as of the Closing Date, with respect to the incumbency and signatures of all officers of Insynq signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of Insynq in connection with this Agreement.

            (f) Since the Closing Date, there shall not have been any Material Adverse Effect in the condition (financial or otherwise), business, properties or assets of Insynq.

      7.3   Conditions to Obligation of Insynq to Effect this Agreement.

      The obligation of Insynq to effect the transactions contemplated in this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) Aptus shall have performed or be in compliance in all respects with agreements contained in this Agreement required to be performed on or prior to the Closing Date. The representations and warranties of Aptus contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Insynq shall have received a certificate of the President of Aptus, dated the Closing Date, certifying to such effect.

            (b) There shall have been delivered to Insynq certificates, dated within five days of the Closing Date, of the Secretary of State of the State of Nevada, with respect to the incorporation, subsistence, and good legal standing of Aptus.

            (c) All approvals of Aptus's shareholders, and all consents and approvals of any third parties required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and delivered to Insynq.

            (d) There shall have been delivered to Insynq certificates, dated as of the Closing Date, of the President and Secretary, respectively, of Aptus as set forth as Exhibit 8.3(d), (i) to the effect that the Articles of Incorporation of Aptus have not been amended since the date of this Agreement,
(ii) attaching a true and complete copy of the Bylaws of Aptus as in effect on the Closing Date, (iii) attaching a true and complete copy of the resolutions of the Board of Directors and shareholders of Aptus approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated hereby; and (iv) to the effect that each of the provisions of
Section 8.3(a) are true and correct as of the Closing Date.

            (e) There shall have been delivered to Insynq certificates, dated as of the Closing Date, with respect to the incumbency and signatures of all officers of Aptus signing this Agreement and any other certificate, agreement, or instrument delivered on behalf of Aptus in connection with this Agreement.

            (f) Since the Closing Date, there shall not have been any Material Adverse Effect in the condition (financial or otherwise), business, properties or assets of Aptus.

                                  ARTICLE VIII

                                   TERMINATION

      8.1   Termination by Mutual Consent.

This Agreement may be terminated at any time prior to the Closing Date, by the mutual consent of Insynq and Aptus.

      8.2   Termination by Either Party.

This Agreement may be terminated by either party under any of the following conditions:

            (a) the Closing has not occurred by June 1, 2005; provided that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose breach of any provision of this Agreement results in the failure of the transactions contemplated herein to be consummated by such time unless otherwise agreed in writing;

            (b) there shall be any law or regulation that makes consummation of the transaction contemplated herein illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Agreement is entered and such judgment, injunction, order or decree shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause shall have used its best efforts to remove such injunction, order or decree.

            (c) breach of or any inability to fulfill any representation or warranty or event which would constitute a breach upon the Closing hereof, not cured to the other parties' satisfaction by June 30, 2005.

      8.3   Effect of Termination and Abandonment.

In the event of termination of this Agreement and the abandonment of this transaction pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.3 and except for the provisions of Sections 10.1, 10.3, 10.4, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, and 10.16, and any
confidentiality agreement signed by the parties hereto.

         8.4      Extension; Waiver.

At any time prior to the Closing Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1   Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by same day or overnight courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Insynq:     Insynq
                  1127 Broadway Plaza
                  Tacoma, WA  98402

If to Aptus:      Aptus Corp.


With copies to:   de Castro & Mayer, LLP
                  309 Laurel Street
                  San Diego, California 92101
                  Attention:  Stanley M. Moskowitz
                  Telephone: (619) 702-8690

or such other address or fax number as any party may specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered, or delivered by courier or 5 days after mailing thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      9.2   Assignment, Binding Effect.

Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or certain stockholders of Aptus and other named beneficiaries of covenants or agreements in the Agreement, or their respective heirs, successors, executors, administrators, and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

      9.3   Entire Agreement.

This Agreement, the Exhibits, Insynq Disclosure Schedule, the confidentiality agreements between the parties hereto and any schedules or agreements delivered in connection with this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No information previously provided, addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      9.4   Amendment.

This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time, but no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      9.5   Subsequent Actions.

If, at any time after the Closing Date, Insynq shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Insynq's right, title or interest, in, to or under any of the rights, properties, privileges, franchises or assets of Aptus acquired or to be acquired by Insynq as a result of, or in connection with, this Agreement, or otherwise to carry out the intent of this Agreement, the officers and directors of Aptus agree to execute and deliver, in the name and on behalf of Aptus all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in Insynq or otherwise carry out the intent of this Agreement.

      9.6   Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

      9.7   Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Executed counterparts transmitted by fax shall be effective as originals.

      9.8   Headings.

Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      9.9   Interpretation.

In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

      9.10  Waivers.

Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      9.11  Attorneys' Fees.

If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

      9.12  Survival.

All representations and warranties of any party contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing until 24 months after the Closing.

      9.13  Incorporation of Exhibits.

The Schedules and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

      9.14  Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction unless the same is material to the terms of this Agreement, in the judgment of either party to this Agreement, in which case the parties shall negotiate in good faith to revise the same so as to be valid or enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      9.15  Enforcement of Agreement.

The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.16  Consent.

Whenever the consent or approval of a party is required by the terms of this Agreement, unless otherwise provided, the same shall not be unreasonably withheld or delayed.

INSYNQ, INC, a Nevada corporation             APTUS, CORP., a Nevada corporation



By:_______________________________            By:_______________________________
   John P. Gorst                                 Mark Levin
   Chief Executive Officer                       President

                                    SCHEDULES

                                    EXHIBIT A

ACCOUNTING SOFTWARE


Appgen Custom Suite Modules and Source Code

MyBooks Professional and Source Code

Executive Dashboard and Source Code

Appgen Custom Suite, Executive Dashboard and MyBooks Professional - Names Trademarks, Brands, Logos and Marketing Materials

The right to market and sell the products as well as required underlying runtime and database licensing and rights and rights to use the Appgen name pursuant to a Marketing and License Distribution Agreement

Quoting Software

QwikQuote Professional Software, Trademark, Name and Brand and Source code

                                    EXHIBIT B

Schedule 3.1 Existence: Good Standing; Corporate Authority; Compliance with Law

         State of Washington
         State of Delaware

Schedule 3.3 No Violation

         None

Schedule 3.5 Absence of Undisclosed Liabilities

         None

Schedule 3.6 Absence of Certain Changes or Events

3.6(a)

         NONE

3.6(b)(ii)

                                  APTUS, CORP.

                         CERTIFICATE OF AMENDMENT NO. 3
                                       OF
                           CERTFICATE OF INCORPORATION


      Pursuant to Section 242 of the Delaware Corporation Law (the "DGCL"), Aptus, Corp., a Delaware corporation (the "Corporation"), hereby certifies as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended in the following manner:

            Article Five of the Corporation's Certificate of incorporation is hereby amended to include:

                                  ARTICLE FIVE

                                     SHARES

      The total number of shares of stock which the Corporation shall have authority to issue is 305,000,000 shares, consisting of 250,000,000 shares of Common Stock having a par value of $.001 per share, 5,000,000 shares of Class A Common Stock having a par value of $.00l and 50,000,000 shares of Preferred Stock having a par value of $.001 per share.

            PREFERRED STOCK. Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, and for such consideration as shall be fixed by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the preferred stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (1) of Paragraph (d) of this Article V, the Board of Directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred stock, the designation, powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

            (1) The distinctive designation of, and the number of shares of preferred stock which shall constitute, the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

            (2) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of preferred stock, and whether such dividends shall be cumulative or noncumulative;

            (3) The right, if any, of the holders of shares of the series to convert the same into, or exchange the same for any other series, or any other class or classes of stock of this Corporation, and the terms and conditions of such conversion or exchange;

            (4) Whether shares of the series shall be subject to redemption, and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of the Common Stock, cash or other property and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

            (5)   The  rights,  if any,  of the  holders of shares of the series upon voluntary or involuntary liquidation merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

            (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

            (7) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted upon by the shareholders and (B) the right to vote as a series by itself or together without preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred or together with all series of preferred stock as a class, to elect one or more directors of this Corporation in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such conditions as the Board may determine.

            COMMON STOCK. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

            (1) After the requirements with respect to preferential dividends of preferred stock (fixed in accordance with the provisions of Paragraph
      (a) of this Article V), if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts (fixed in accordance with provisions of Paragraph (a) of this Article V) and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph (a) of this Article V, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors;

            (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of Paragraph (a) of this Article V), if any, to be distributed to the holders of preferred stock in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of this Corporation, the holders of the Common Stock (and Class A Common Stock, as set forth in Paragraph (c) of this
      Article V), shall be entitled to receive all of the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock (and Class A Common Stock) held by each; (3) Shares of the Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (4)   The holders of Common Stock shall have one vote for each share
      of  Common  Stock,  for  all  matters   submitted  to  the   Corporation's
      shareholders.

            CLASS A COMMON STOCK.

            The Class A Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emptive rights. In addition, the Class A Common Stock shall have the following powers, preferences, rights, qualifications, limitations and restrictions:

            (1) The holders of Class A Common Stock shall have three (3) votes for each share of Class A Common Stock, on all matters submitted to the Corporation's shareholders.

            (2) Each holder of record of Class A Common Stock may at any time or from time to time, in the holder's sole discretion and option, convert any whole number or all of the holder's Class A Common Stock into fully paid and nonassessable Common Stock at the rate (subject to adjustment as provided below) of one share of Common Stock for each share of Class A Common Stock surrendered for conversion;

            (3) The conversion of Class A Common Stock into Common Stock may be effected by any holder of Class A Common Stock surrendering the holder's certificate or certificates for the Class A Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Common Stock, together with a written notice to the Corporation that the holder elects to convert all or a specified number of shares of Class A Common Stock and stating the name or names in which the holder desires the certificate or certificates for the Class A Common Stock to be issued. The Corporation shall immediately issue and deliver to the holder or the holder's nominee or nominees, a certificate or certificates for the number of Common Stock to which the holder shall be entitled. The conversion shall be deemed to have been made at the close of business on the date of the surrender and the person or persons entitled to receive the Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of those shares of Common Stock on that date; (4) The number of shares of Common Stock into which the Class A Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of the stock of the Corporation, consolidation or merger of the Corporation with or without another corporation or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class A Common Stock shall subsequently be convertible into the kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Common Stock into which each share of Class A Common Stock is convertible immediately prior to the reorganization, reclassification, consolidation, merger, sale or conveyance. In those cases, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions set forth in this article with respect to the rights and interests of the holders of Class A Common Stock, to the end that the provisions (including provisions for adjustment of the conversion rate) shall be applicable, as nearly as reasonably may be, in relation to any securities or other assets deliverable on conversion of the Class A Common Stock;

            (5) No fraction of a share of Common Stock shall be issued on conversion of any Class A Common Stock but, in lieu of issuance of a fractional share of Common Stock, the Corporation shall pay in cash for the fractional share the pro rata fair market value of the fraction. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for the securities on the business day next prior to the date the fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Stock are traded or, if the Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for that day quoted by the NASDAQ System) or, in the case of other property, the fair market value on the day determined by a qualified independent appraiser expert in evaluating the property and appointed by the Board of Directors of the Corporation. The determination of fair market value shall be final and binding on the Corporation and on each holder of Class A Common Stock or Common Stock;

            (6) The Corporation shall at all times reserve and keep available out of the authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the outstanding Class A Common Stock, the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock and if, at any time, the number of shares of authorized and unissued Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take the corporate action necessary to increase the number of authorized and unissued shares of Common Stock to the number sufficient for those purposes;

            (7) Holders of Class A Common Stock shall not be entitled to share in cash dividends declared by the Company;

            (8) Holders of Class A Common Stock shall be entitled to share in dividends declared in stock or other property of the Company without distinction as to class and on the same basis as holders of Common Stock in accordance with subparagraph (2) of Paragraph (b) of this Article V;

            (9) All shares of Class A Common Stock held by a holder, shall automatically be converted into shares of Common Stock upon the death of such holder.

            OTHER PROVISIONS.

            (1) The relative powers, preferences and rights of each series of preferred stock in relation to the powers, preferences and rights of each other series of preferred stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph (a) of this Article V, and the consent by class or series vote or otherwise, of the holders of the preferred stock of such of the series of preferred stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of preferred stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of preferred stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of preferred stock.

            (2) Shares of the Common Stock and Class A Common Stock may be issued from time to time, as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

            (3) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as the __th day of March 2005.


                                                      Aptus, Corp.


                                                      By:_______________________
                                                         M. Carroll Benton
                                                         Secretary and Treasurer

SCHEDULE 3.7 NO CONTRACTS, ETC.

3.7(a)   HQ Global Workplaces, Inc.
         300 Vanderbilt Motor Parkway
         Hauppauge, NY  11788

3.7(b)
         None

3.7(c)
         None

3.7(d)
         Marianne Grimaldi - Consulting Agreement
         Errol Allahverdi - Consulting Agreement
         Chien-Yin Sze - Consulting Agreement
         Mark Andre - Asset Purchase Agreement Distribution Agreement,
                      Consulting Agreement and Security Agreement
         Alan Katz - Consulting and Non-Compete Agreement
         Glenn Paul - Consulting and Non-Compete Agreement
         The Staube Foundation - Consulting and Non-Compete Agreement

3.7(e)
         None

3.7(f)
         Union Bank of California - Account Number #0052032216

3.7(g)
         David Fargo                5,000
         O'Brien                    5,000
         Edlin                      5,000
         Dyer                      15,000

         Marview Holdings          10,000
         Salomon                   20,000
         Green                      2,500
         Chase Family Trust         2,500
         Suater                    10,000
         Gamez                      2,500
         Lauter                     7,500
         Absolute Internet          1,250
         Dellenberg                 5,000

3.7(h)
         None

SCHEDULE 3.8 LITIGATION

         None


SCHEDULE 3.11 PROPRIETARY RIGHTS

         None

SCHEDULE 3.13 FEES

         None

SCHEDULE 3.14 BOOKS AND RECORDS

         None

                                 EXHIBIT 8.2(D)

                                 EXHIBIT 8.3(D)